Exhibit 10.1

FIRST AMENDMENT TO SALES AGREEMENT

THIS FIRST AMENDMENT TO SALES AGREEMENT (this “Amendment”) is entered into as of the 21st day of February, 2012, by and between CAPSTEAD MORTGAGE CORPORATION (the “Company”) and BRINSON PATRICK SECURITIES CORPORATION (the “Sales Manager”), as follows:

RECITALS:

WHEREAS, the Company and the Sales Manager have entered into an Amended and Restated Sales Agreement dated as of June 1, 2011 (the “Agreement”); and

WHEREAS, the Company and the Sales Manager desire to amend the Agreement;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, intending to be legally bound, the Company and the Sales Manager agree as follows:

SECTION 1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Agreement.

SECTION 2. Amendment to Section 2.1(c) of the Agreement. Section 2.1(c) of the Agreement is amended and restated to read as follows:

“(c) “The compensation to the Sales Manager for sales of Company Equity Securities sold under this Agreement shall be at the following commission rates: (i) 3.0% of the gross sales price per share (“sales proceeds”) for the first $8 million of aggregate sales proceeds raised in each Sales Period; 2.5% of sales proceeds for the next $4 million of aggregate sales proceeds raised in each Sales Period and 2.0% of sales proceeds for the next $88 million of aggregate sales proceeds raised in each Sales Period; 1.0% of sales proceeds for any additional aggregate sales proceeds raised in each Sales Period or (ii) such other commission rate as the Sales Manager and the Company may mutually agree in writing but not in excess of the compensation set forth in clause (i) of this sentence. For purposes of this section 2.1(c), the initial “Sales Period” shall commence on March 10, 2008 and shall end on December 31, 2014 and each subsequent Sales Period shall be for a two year period, commencing on January 1 and ending on December 31 of the following calendar year. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect to such sale shall constitute the net proceeds to the Company for such Company Equity Securities (the “Net Proceeds”). For purposes of the first sentence of this section 2.1(c), sales proceeds include sales proceeds from sales of Company Equity Securities by the Sales Manager for the account of the Company, whether under this Agreement, or otherwise.”

SECTION 3. Amendment to Section 3.1(o) of the Agreement. Section 3.1(o) of the Agreement is amended and restated to read as follows:

“(o) Each time that a post-effective amendment to the Registration Statement is declared effective or the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, and at such other times as may be reasonably requested by the Sales Manager, the Company shall (unless the Company is not then selling Company Equity Securities through the

Sales Manager and has not requested the Sales Manager to sell Company Equity Securities) cause Ernst & Young LLP, or other independent accountants then retained by the Company, forthwith to furnish to the Sales Manager a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Sales Manager, of the same tenor as the letter referred to in Section 4.1(e) below but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.”

SECTION 4. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute a single agreement.

SECTION 5. Binding Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. Any reference to the “Agreement” or the “Sales Agreement” in the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Sales Agreement as of the day and year first written above.

CAPSTEAD MORTGAGE CORPORATION

By:	/S/ PHILLIP A. REINSCH
Name: Phillip A. Reinsch
Title: Executive Vice President and Chief Financial Officer

BRINSON PATRICK SECURITIES CORPORATION

By:	/S/ TODD WYCHE
Name: Todd Wyche
Title: Managing Director

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